EXHIBIT 10.15

Exxon Mobil Corporation	Jeffrey A. Taylor
22777 Springwoods Village Parkway	Vice President, General Counsel & Secretary
Spring, TX 77389

January 29, 2026
[Name of Non-Employee Director]
I am pleased to inform you that on January 2, 2026, you were granted 2,500 shares of restricted stock under Exxon Mobil Corporation's 2004 Non-Employee Director Restricted Stock Plan (the
"Plan") and in accordance with the Board's standing resolution regarding grants under the Plan.
This letter summarizes key terms of your award and is qualified by reference to the Plan. You should refer to the text of the Plan for a detailed description of the terms and conditions of your award. Copies of the Plan have been previously distributed to you and are also available on request to me at any time.
The restricted stock has been registered in your name and will be held in book-entry form by the
Corporation's agent during the restricted period. As the owner of record, you have the right to vote the shares and receive cash dividends. However, during the restricted period the shares may not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, and your restricted stock account will be subject to stop transfer instructions. When the restricted period expires, shares will be delivered to or for your account free of restrictions.
The restricted period for this award began at the time of grant. The restricted period will expire on the earliest of grantee leaving the Board after reaching retirement age (currently age 75), leaving the Board in good standing (as determined by the Board) before reaching retirement age, or by reason of death. In determining good standing, the Board will consider whether a departing grantee complied with all material duties and obligations under the Corporation’s
Standards of Business Conduct and Corporate Governance Guidelines, including conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, as affirmed in your Annual Director Certification. With respect to material conflict of interest or the appearance of material conflict of interest, such conflict or appearance might occur when, for example and without limitation, a grantee solicits employment with, or becomes employed or otherwise engaged by, or becomes an active investor in, an entity that regulates, deals with, or competes with the Corporation or an affiliate. The Board will also consider whether a departing grantee complied with his or her fiduciary duties to the Corporation (e.g., the duty of loyalty). The
Corporation’s Law department is available to consult proactively with any grantee who has questions or concerns about his or her duties and obligations.
By accepting this award, you agree to all its terms and conditions, including the restrictions on transfer and events of forfeiture.
You are entitled to designate a beneficiary for your restricted stock account. Please contact
Marsha Stewart at (346) 335-5798 for the necessary form should you wish to do so. Additional information concerning your award, including information on the tax consequences of your award and certain additional information required by the Securities Act of 1933, is also enclosed with this letter.
Should you have any questions concerning the Plan or this award, please feel free to contact me at (346) 335-5071.
Sincerely,
                                                                            [signed by Jeffrey A.Taylor]
Enclosures